UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 297-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Acquisition of Assets of Spire Semiconductor

Masimo Corporation (the “Company”), the inventor of Masimo Rainbow Pulse CO-Oximetry™, Masimo Rainbow Acoustic Monitoring™, and Masimo SET® Measure-Through Motion and Low Perfusion pulse oximetry, today announced it has acquired substantially all of the assets of Spire Semiconductor, LLC, maker of advanced light emitting diode (LED) and other advanced component-level technologies. Masimo Semiconductor Inc, a newly-formed, wholly-owned subsidiary of Masimo Corporation, will operate the business going forward. Under the acquisition agreement, Masimo agreed to pay $8 million and assume $500,000 of Spire’s liabilities, subject to adjustments contained in the agreement. The acquisition gives Masimo an advanced ability to develop custom components, accelerate development cycles, and optimize future product costs. A copy of Masimo’s press release announcing the acquisition is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Updated 2012 Financial Guidance as a Result of Acquisition and Other Recent Developments

Masimo is updating its annual guidance in light of the acquisition, as well as to reflect updated 2012 legal expense estimates and the impact of its share repurchase plan. Masimo originally provided 2012 financial guidance on February 14, 2012. That guidance included expected total fiscal 2012 revenues of approximately $483 million, including product revenues of $455 million and royalty revenues of $28 million. In addition, in Masimo’s previous earnings call, management indicated that it expected full year 2012 product gross profit margins of approximately 65%, with lower margins in the 1H 2012 followed by margins above 65% in the 2H 2012. Operating expenses were projected at $227 million with a 28% tax rate and 2012 GAAP earnings per share were projected at $1.20 based on expected weighted average shares outstanding of approximately 60.3 million.

As a result of the Spire transaction, Masimo now expects that total revenues will be approximately $486 million, including product revenues of $458 million and $28 million in royalty revenues. Masimo now estimates that annual product gross profit margins will be approximately 64.5% due to the first year impact of incorporating Spire’s lower product gross profit into Masimo’s financial results. Although this represents a 50 basis point decline from prior 2012 guidance, Masimo continues to expect that product gross profit margins will be below this new annual 64.5% gross profit margin level while 2H 2012 gross profit margins will be above 64.5%.

In addition, as a result of the Spire transaction, Masimo now expects 2012 operating expenses to increase by approximately $3.5 million, including certain estimated integration expenses as well as the ongoing estimated intangible amortization costs related to the transaction. In total, Masimo expects the 2012 dilutive earnings per share impact of the Spire transaction to be approximately $0.04.

In addition to the updated guidance related to the Spire transaction, Masimo is updating its 2012 operating expense guidance. Masimo now believes that it is likely it will begin patent infringement and other potential legal proceedings against another party later this year. In addition, based on recent events, Masimo now expects that its patent infringement lawsuit against Philips is likely to go to trial in 2H 2012. Based on these developments, Masimo now expects that its 2012 legal costs will increase by $3 to $4 million over prior estimates. Based on the foregoing, as well as the increased operating expense related to the Spire acquisition, Masimo now expects its total 2012 operating expenses to be approximately $234 million.

Finally, as part of the August 2011 Board approved stock repurchase plan, Masimo expects to repurchase additional shares during the year. As a result, Masimo now anticipates that its new weighted average shares outstanding for the full year 2012 will be approximately 59 million.

In summary, Masimo now expects 2012 total product revenues of approximately $486 million, including $458 million in product revenue and $28 million in royalty revenues. The company also estimates 2012 product gross profit margins of approximately 64.5% and total operating expenses of approximately $234 million. Masimo’s annual effective tax rate remains at an estimated 28% while the new full year weighted average shares outstanding are now projected to be approximately 59 million shares. As a result, Masimo now expects its 2012 GAAP earnings per share to be approximately $1.15.

Each of the components of Masimo’s guidance set forth above is an estimate only and actual performance could differ.

Forward-Looking Statements

All statements other than statements of historical facts included in this Item 7.01 that address activities, events or developments that Masimo expects, believes or anticipates will or may occur in the future are forward-looking statements including, in particular, the statements about expectations for total revenue, royalty revenue, product revenue, product gross profit margins, operating expenses, legal costs, the impact of the Spire Semiconductor transaction on the Company’s GAAP diluted earnings per share and weighted average shares outstanding for the full fiscal year 2012. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: the Company’s dependence on Masimo SET and Masimo rainbow SET products and technologies for substantially all of the Company’s revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which the Company’s sells its products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of the Company’s current or future products and technologies; obtaining regulatory approval of the Company’s current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of the Company’s customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets the Company’s has recorded; the maintenance of the Company’s brand; the impact of the decline in the worldwide credit markets on the Company and its customers; the amount and type of equity awards that the Company may grant to employees and service providers in the future; integration of the assets acquired from Spire Semiconductor; and other factors discussed in the “Risk Factors” section of the Company’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including its most recent Form 10-K, all of which may be obtained for free on the SEC’s website at www.sec.gov. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. The Company does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated March 12, 2012, issued by Masimo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION
a Delaware corporation

Date: March 12, 2012	By:	/s/ Mark P. de Raad
Mark P. de Raad
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 12, 2012, issued by Masimo Corporation.